EXHIBIT 3.2
                                AMENDED BYLAWS OF

                         CHEQUEMATE INTERNATIONAL, INC.



                              ARTICLE I - PURPOSES
                              --------------------

         Section 1.01 The corporation is organized for any and all lawful purposes for which corporations may be organized under the Utah Revised Business Corporation Act.

                              ARTICLE II - OFFICES
                              --------------------

         Section 2.01 Registered Office. The registered office of the corporation required by the Utah Revised Business Corporation Act to be maintained in the State of Utah shall be located in the City of Salt Lake, County of Salt Lake, or such other location as the Board of Directors may designate by resolution. The address of the registered office may be changed from time to time by the board of directors.

         Section 2.02 Other Officers. The corporation may have such other offices, either within or without the State of Utah, as the board of directors may designate or as the business of the corporation may require from time to time.

                           ARTICLE III - SHAREHOLDERS
                           --------------------------

         Section 3.01. Annual Meeting. Annual meetings of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before such meetings shall be at such time, date and place as the board of directors shall determine by resolution.

         Section 3.02. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board, by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

         Section 3.03. Place of Meeting. The board of directors may designate any place, either within or without the State of Utah, as the place for the holding of any annual or special meeting. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Utah.

         Section 3.04. Notice of Meeting. Notice of each meeting of the shareholders, whether annual or special, shall be delivered by or at the direction of the president, the secretary, or the officer or persons calling the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting by delivery of a typewritten or printed notice thereof to such shareholder either personally, by confirmed air courier or by mail. If mailed, such notice shall be


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deemed  to  be  delivered  when  deposited  in  the  United  States  mail,  in a first-class postage-prepaid envelope addressed to the shareholder at such shareholder's address as furnished to the secretary of the corporation for such purposes or, if such shareholder shall not have finished an address to the Secretary for such purpose, then at such shareholder's address as it appears on the stock transfer books of the corporation. Such notice shall state the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Any shareholder may waive notice of any meeting. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 3.05. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty
(60) days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 3.06. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.


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         Section  3.07.  Quorum.  A majority  of the  outstanding  shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 3.08. Manner of Acting. The affirmative vote of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required for such act by the corporation's Articles of Incorporation or by the Utah Revised Business Corporation Act.

         Shareholders may participate in a meeting through use of conference, telephone or similar communications equipment, so long as all shareholders participating in such meeting can hear one another.

         Section 3.09. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 3.10. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


         Section 3.11. Voting of Shares By Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.


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


         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Section 3.12. Judges. If at any meeting of the shareholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the secretary of the corporation. The judges need not be shareholders of the corporation, and any officer of the corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

         Section 3.13. Informal Action by Shareholders. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Provided, however, that directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

                         ARTICLE IV - BOARD OF DIRECTORS
                         -------------------------------

         Section 4.01. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

         Section  4.02.  Number,  Tenure  and  Qualifications.   The  number  of
directors of the corporation shall be five (5); unless the number of shareholders of the corporation is less than five (5), in which case the number of directors may be the same as the number of shareholders, with the exact number of directors within such parameters to be set by resolution of the board of directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. One director may be designated by a majority of the full board of directors as chairman of the board. The directors shall be elected annually by the shareholders of the corporation at the annual meeting of shareholders. If the election of directors shall not be held at such meeting, or if such meeting is not held, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of Utah or shareholders of the corporation.


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         Section 4.03.  Resignation.  Any director of the corporation may resign at any time by giving written notice to the board of directors or to the president or the chief executive officer, the secretary or the registered agent of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.04. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. By resolution, the board of directors may determine the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

         Section 4.05. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the board of directors called by them.

         Section 4.06. Notice. Notice of any special meeting shall be given at least two days prior thereto by written notice delivered personally, by confirmed air courier, by mail to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in a first-class postage-prepaid envelope in the United States mail so addressed. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 4.07.  Quorum.  A majority of the number of directors  fixed by
Section 4.02 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the board directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 4.08. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. Members of the board of directors may participate in a meeting through use of conference, telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.


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         Section  4.09.  Action  Without  a  Meeting.  Any  action  required  or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same force and effect as a unanimous vote of the directors.

         Section 4.10.  Vacancies.

                  (a) Vacancy Due to Resignation or Death. Any vacancy occurring among the directors as a result of a resignation or death may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. A director elected to fill such a vacancy shall be elected for the unexpired term of his or her predecessor in office.

                  (b) Vacancy due to Increase in Number of Directors. Any directorships to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors, although less than a quorum. Directors filling such vacancies resulting from an increase in the number of directors shall be elected for a term of office continuing until the next annual meeting, or until a special meeting of shareholders is called for the purpose of electing directors to the offices so created.

                  (c) Vacancy due to Removal. Any directorship to be filled by reason of the removal of one or more directors by the shareholders may be filled by election by the shareholders, at the meeting at which the director or directors are removed.

         Section 4.11. Removal. At a meeting called expressly for that purpose, one or more directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 4.12. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. Such compensation shall be reported to the shareholders. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 4.13. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                             ARTICLE V - COMMITTEES
                             ----------------------

         Section 5.01. Appointment. The board of directors by resolution adopted by a majority of the full board may appoint such committees from time to time, either standing or ad hoc, as it deems necessary or appropriate, including but


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


not limited to an executive committee as hereinafter described. Such committees shall follow the same general notice and governance procedures as the board of directors and shall report to the board of directors. Members of such committees shall serve for such terms as shall be appointed them. The appointment of such committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law.

         Section 5.02. Executive Committee. The Executive Committee of the board of directors, if created pursuant to Section 5.01 of these Bylaws, shall consist of two (2) or more directors. The president of the corporation shall sit as an ex officio, nonvoting members of the Executive Committee. The Chairman of the Board, if there is one, shall also be a member of the Executive Committee. The Executive Committee shall elect a chairperson from its membership. When the board of directors is not in session, the Executive Committee shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee, and except also that the Executive Committee shall not have any authority to adopt a plan of merger or consolidation, to recommend to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, to recommend to the shareholders a voluntary dissolution of the corporation, or to amend the Bylaws of the corporation.

                              ARTICLE VI - OFFICERS
                              ---------------------

         Section 6.01. Number. The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. One or more vice presidents (the number thereof to be determined by the board of directors) and such other officers and assistant officers and agents as may be deemed necessary by the board of directors. Such officers, assistant officers and agents may be elected or appointed by the board of directors. The board of directors may delegate to any officer of the corporation or any committee of the board of directors the power to appoint, remove and prescribe the duties of such other officers, assistant officers, agents and employees. Any two or more offices may be held by the same person, except the offices of president and secretary.


         Section 6.02. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first regular meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, or if such meeting is not held, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

         Section 6.03. Removal. Any officer, assistant, agent or employee may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the board of directors, only by resolution of the board of directors; and (ii) in the case of any other officer, assistant, agent or employee, appointed by any officer of the corporation or committee of the board of directors upon whom or which such power of removal may be conferred by the board of directors; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


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         Section  6.04.  Vacancies.  A vacancy in any  office  because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         Section 6.05. President. The president, unless otherwise specified by the board of directors, shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and of the board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         Section 6.06. The Vice President. In the absence of the president, or in the event of the president's death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

         Section 6.07. The Secretary. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.


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         Section 6.08. The Treasurer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 8.04 of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

         Section 6.09. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

         Section 6.10. Compensation. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER
            --------------------------------------------------------

         Section 7.01. Certificates for Shares. Every owner of shares of stock of the corporation shall be entitled to have a certificate or certificates, to be in such form as shall be determined by the board of directors, certifying the number and class of shares of the stock of the corporation owned by such shareholder. All such certificates shall be consecutively numbered in the order in which they are issued, and shall be signed by the president or a vice-president and by the secretary or an assistant secretary. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 7.04.

         Section 7.02. Transfers of Stock. Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 7.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         Section 7.03. Regulations. The board of directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

         Section 7.04. Lost, Stolen, Destroyed, and Mutilated Certificates. In case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the board of directors may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

              ARTICLE VIII - CONTRACTS, LOANS, CHECKS AND DEPOSITS
              ----------------------------------------------------

         Section 8.01. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 8.02. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. No loan shall be made by the corporation secured by its unissued shares.

         Section 8.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         Section 8.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                             ARTICLE IX - DIVIDENDS
                             ----------------------

         Section 9.01. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                            ARTICLE X - MISCELLANEOUS
                            -------------------------

         Section 10.01. Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Utah and the year of incorporation.

         Section 10.01. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws, of the Articles of Incorporation or of the Utah Revised Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 10.03. Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, (i) by the board of directors, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the board of directors, or (ii) by the shareholders, at any annual meeting of shareholders, without previous notice, or at any special meeting of shareholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

         Section 10.04. Fiscal Year. The fiscal year of the corporation shall end on the last day of March in each year.

                          ARTICLE XI - INDEMNIFICATION
                          ----------------------------

         Section 11.01. Indemnification. To the fullest extent permitted by the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, the corporation shall indemnify its officers and directors as provided in Section 16-10a-901 et seq., U.C.A.

         Section 11.02. Limits on Directors' Liability. To the fullest extent permitted by the Utah Revised Business Corporation Act, as the same exists or may hereafter be amended, no director shall be personally liable to the corporation or its shareholders for monetary damages except for liability for
(a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) a violation of Section 16-10a-841 relating to the liability of directors for unlawful distributions, or (d) an intentional violation of criminal law.

         Section 11.03. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each officer and director as to expenses, including attorney's fees, judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

         I, THE UNDERSIGNED, being the secretary of Chequemate International Inc., a Utah corporation, DO HEREBY CERTIFY the foregoing to be the Bylaws of such corporation, as adopted by unanimous resolution of the board of directors dated May 26, 1999.


                                                     /s/ Steven Anderson
                                                     --------------------
                                                     Secretary





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